EXHIBIT 32.1

                  CERTIFICATION PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


I, Simon K Gill, Chief Executive Officer of Chaparral Resources, Inc. (the "company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     1. The company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 ("Quarterly Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934;

and

     2. All of the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the company.



Date: November 9, 2005



/s/ Simon K. Gill
-----------------------------
Simon K. Gill
Chief Executive Officer